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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                ______________________

                                       FORM 8-K

                                    CURRENT REPORT

                                ______________________

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported):  NOVEMBER 26, 1997



                      CELLULAR TECHNICAL SERVICES COMPANY, INC.
                (Exact Name of Registrant as Specified in its Charter)



            DELAWARE                      0-19437              11-2962080
(State or Other Jurisdiction of   (Commission File Number)  (I.R.S. Employer
         Incorporation)                                     Identification No.)



             2401 FOURTH AVENUE
             SEATTLE, WASHINGTON                          98121
   (Address of Principal Executive Offices)             (Zip Code)

                                    (206) 443-6400
                 (Registrant's telephone number, including area code)

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       This Current Report on Form 8-K is filed by Cellular Technical
Services Company, Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 5.   OTHER EVENTS

(i) On December 22, 1997, the Company settled a lawsuit brought in July 1996 against the Company by Reon International Corp. and Reon Corp. in the Superior Court of King County, Washington. Pursuant to the settlement, the lawsuit was dismissed by the court with prejudice without any admission of liability or wrongdoing by any party.

(ii) In June and August 1997, the Company issued press releases in response to statements published by third parties about the Company's patent rights. These statements related to a re-examination proceeding conducted by the United States Patent and Trademark Office ("USPTO") with respect to a patent owned by AirTouch Communications, Inc. and licensed on a non-exclusive basis to the Company (the "AirTouch patent"). In this re-examination proceeding, the USPTO had determined, on a preliminary basis, that a question of patentability existed as to the AirTouch patent in light of a previously-filed patent owned by Barry J. Magrill (the "Magrill patent"), either by itself or in combination with other previously-filed patents. In November 1997, the USPTO announced its final ruling in this re-examination and terminated the proceeding. In its final ruling, the USPTO confirmed the patentability of all claims contained in the AirTouch patent, and consequently removed the Magrill patent and other previously-filed patents as prior art references to the AirTouch patent. The USPTO's formal Reexamination Certificate evidencing this ruling is expected to be published by the USPTO in February 1998.

(iii) On January 13, 1998, Communications Information Services, Inc., which purports to have exclusive rights to grant sublicenses under the Magrill patent, brought a lawsuit against the Company and AirTouch Communications, Inc. for alleged patent infringement in the United States District Court for the Northern District of Georgia at Atlanta. The complaint alleges that the Company's cellular telephone fraud prevention technology infringes the Magrill patent, and seeks damages in unspecified amounts. Although an unfavorable resolution of the suit could materially affect the Company's financial position, the Company believes this lawsuit is without merit and is vigorously defending against it.

(iv) In January 1998, the Company began implementation of a strategic plan that includes, among other initiatives, streamlining its operations to better balance expenses and revenues, and directing additional development efforts and resources toward new products that can generate new sources of revenue. As part of the strategic plan, a restructuring was initiated which reduced the Company's staff levels by approximately 20 percent and consolidated the Company's hardware assembly and integration operations. In addition, the Company has made several changes to enhance its management team, including the hiring of a new Vice President of Marketing, and the promotion of an employee to Vice President Support and Services.

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 1998

                                    CELLULAR TECHNICAL SERVICES, COMPANY, INC.

                                    By:  /s/ Michael E. McConnell
                                         ------------------------
                                         Michael E. McConnell
                                         Chief Financial Officer